Exhibit 10.26

DATED 22nd SEPTEMBER 2010

DOLBY WOOTTON BASSETT, LLC

and

DOLBY LABORATORIES LICENSING CORPORATION (1)

-AND-

DOLBY EUROPE LICENSING LIMITED (2)

LICENCE TO CARRY OUT WORKS

relating to

Premises at Interface Business Park, Bincknoll Lane, Wootton Bassett, Wiltshire

Bristows

100 Victoria Embankment

London

EC4Y 0DH

217/TGE/00273 0099

CONTENTS

CLAUSE

1.	INTERPRETATION	1

2.	CONSENT TO CARRY OUT THE WORKS	3

3.	STARTING THE WORKS	4

4.	CARRYING OUT AND COMPLETING THE WORKS	4

5.	THE CDM REGULATIONS	5

6.	INSURANCE OF THE WORKS	6

7.	THE LEASE COVENANTS AND REINSTATEMENT	6

8.	NO WARRANTY BY THE LANDLORD	6

9.	COSTS	7

10.	THE RIGHT OF RE-ENTRY IN THE LEASE	7

11.	INDEMNITY	7

12.	NOTICES	8

13.	LIABILITY	8

14.	VAT	8

15.	THIRD PARTY RIGHTS	8

SCHEDULE

DETAILS OF THE WORKS		9

This licence is dated 22nd September 2010

PARTIES

(1)	DOLBY WOOTTON BASSETT, LLC, a company incorporated in California, United States of America of 2515 Scott Street, San Francisco, California 94115, United States of America and DOLBY LABORATORIES LICENSING CORPORATION, a company incorporated in New York, United States of America of 100 Potrero Avenue, San Francisco, California 94103-4813, United States of America (the Landlord); and

(2)	DOLBY EUROPE LICENSING LIMITED, a company incorporated in England with Company Number 06035472 whose registered office is at Interface Business Park, Wootton Bassett, Wiltshire SN4 8QJ (the Tenant).

BACKGROUND

(A)	This licence is supplemental and collateral to the Lease.

(B)	The Landlord is entitled to the immediate reversion to the Lease.

(C)	The residue of the Term is vested in the Tenant.

(D)	The Tenant intends to carry out the Works and, under the terms of the Lease, requires the consent of the Landlord to do so.

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation set out in this clause 1 apply to this licence.

CDM Regulations: the Construction (Design and Management) Regulations 2007.

Lease: a lease of the Property dated 22nd September 2010 and made between (1) the Landlord and (2) the Tenant.

Property: the land situate on the south side of Bincknoll Lane, Wootton Bassett (being the land comprised in Land Registry title number WT103699 at the date of this licence) as more particularly described in and demised by the Lease.

Term: the term of years granted by the Lease.

Works: the works to be carried out at the Property which are referred to in the Schedule hereto together with making good any damage to the Property caused by carrying out such works.

VAT: Value Added Tax or any similar tax which shall replace or supplement it.

1.2	References to the Landlord include a reference to the person entitled for the time being to the immediate reversion to the Lease. References to the Tenant include a reference to its successors in title and assigns.

1.3	References to the end of the Term are to the end or sooner determination of the Term however it ends or determines.

1.4	The expression tenant covenants has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.5	Clause, Schedule and paragraph headings shall not affect the interpretation of this licence.

1.6	A person includes a corporate or unincorporated body (whether or not having separate legal personality).

1.7	The Schedule forms part of this licence and shall have effect as if set out in full in the body of this licence. Any reference to this licence includes the Schedule.

1.8	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.9	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.10	Unless otherwise specified, a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force as at the date of this licence, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts.

1.11	A reference to a statute or statutory provision shall include any subordinate legislation made as at the date of this licence under that statute or statutory provision.

1.12	A reference to writing or written includes faxes but not e-mail.

1.13	Except where a contrary intention appears, references to clauses and Schedules are to the clauses and Schedules of this licence.

1.14	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

2.	CONSENT TO CARRY OUT THE WORKS

2.1	In consideration of the obligations on the Tenant in this licence, the Landlord consents to the Tenant carrying out the Works on the terms set out in this licence and applying for and obtaining all planning permissions, licences or other consents necessary to properly and lawfully carry out the Works.

2.2	Nothing in this licence shall place the Tenant under an obligation to the Landlord to carry out the Works, but if it does carry them out, it shall do so on the terms of this licence.

2.3	This consent does not obviate the need for the consent or licence of any person other than the Landlord that may be required to carry out the Works.

2.4	Nothing in this licence shall be deemed to authorise any other works to the Property.

2.5	If the Works have not been commenced within three months of the date of this licence or completed in accordance with this licence by 31 March 2011, or in the event of any material breach by the Tenant of its covenants in this licence before completion of the Works, the Landlord may revoke the consent in clause 2.1 in writing, without prejudice to the Tenant’s covenants in clauses 9.1 and 11 and to the Landlord’s other rights and remedies PROVIDED THAT in the event of a material breach by the Tenant of its covenants in this licence, the Landlord has first notified the Tenant in writing of the default and permitted it a reasonable time in which to remedy that default

3.	STARTING THE WORKS

3.1	The Tenant must not start the Works until it has complied with the requirements of this clause 3 and of clause 5.

3.2	The Tenant must obtain all planning permissions, licences and consents that are required for the Works under all laws and by the owner or occupier of any neighbouring land or otherwise and must promptly upon receipt of the same provide copies to the Landlord.

3.3	The Tenant must provide details of the Works to the insurers of the Property and if required obtain their consent to carrying out the Works.

3.4	The Tenant must give the Landlord two copies of any plans and specifications (if any) for the Works.

3.5	The Tenant must notify the Landlord and the insurers of the Property in writing of the date it intends to start carrying out the Works.

4.	CARRYING OUT AND COMPLETING THE WORKS

4.1	The Tenant shall carry out the Works:

(a)	using good quality, new materials which are fit for the purpose for which they shall be used;

(b)	in a good and workmanlike manner and in accordance with good building and other relevant practices, codes and guidance;

(c)	with the least possible nuisance, disturbance or inconvenience to the Landlord and the tenants, owners or occupiers of any adjoining or neighbouring premises; and

(d)	to the reasonable satisfaction of the Landlord and the Landlord’s surveyors (if appointed).

4.2	In carrying out the Works the Tenant shall comply with all laws, the terms of all planning permissions, licences and consents, the requirements and recommendations of all relevant utility suppliers and those of the insurers of the Property.

4.3	The Tenant shall immediately make good, to the reasonable satisfaction of the Landlord, any damage (including decorative damage) to the Property or to any other land or building which is caused by carrying out the Works.

4.4	The Tenant must allow the Landlord and its surveyors access to the Property, both while the Works are being carried out and afterwards, and will give the Landlord the information it reasonably requests to establish that the Works are being and have been carried out in accordance with this licence.

4.5	If the Works are commenced, to proceed with them diligently and to complete them as soon as reasonably possible and in any event by 31 March 2011.

4.6	The Tenant must notify the Landlord and the insurers of the Property in writing of completion of the Works promptly following such completion.

5.	THE CDM REGULATIONS

5.1	Before starting the Works, the Tenant must have made a written election that it is to be treated as the only client in respect of the Works for the purposes of the CDM Regulations if applicable to the Works and given the Landlord a copy of such election.

5.2	The Tenant must comply with its obligations as a client for the purposes of the CDM Regulations and must ensure that the CDM co-ordinator and the principal contractor that it appoints in relation to the Works comply with their respective obligations under the CDM Regulations. The Tenant must liaise with the CDM co-ordinator to allow the CDM co-ordinator to assist the Tenant in performing the duties of the Tenant as client under the CDM Regulations.

5.3	The Tenant must ensure that all relevant documents relating to the Works are placed in the health and safety file for the Property by the CDM co-ordinator in accordance with the CDM Regulations and otherwise comply with its obligations in the Lease relating to those documents and the file and to procure in favour of the Landlord the grant of an irrevocable licence to copy, issue and use the health and safety file.

5.4	Promptly following the end of the Term to deliver up the original health and safety file for the Property to the Landlord.

6.	INSURANCE OF THE WORKS

6.1	The Landlord will only be obliged to insure the Works if they form part of Property, and only:

(a)	after they have been completed in accordance with this licence;

(b)	for the amount for which the Tenant has notified the Landlord in writing that they should be insured; and

(c)	otherwise in accordance with the terms of the Lease.

6.2	Until the Landlord is obliged to insure the Works they will be at the sole risk of the Tenant.

6.3	The Tenant must pay on demand any increase in the insurance premium and the amount of any additional insurance premium for the Property or any neighbouring land of the Landlord, or the estate of which the Property forms part, that arises because of the Works.

7.	THE LEASE COVENANTS AND REINSTATEMENT

7.1	The tenant covenants in the Lease will extend to the Works and apply to the Property as altered by the Works.

7.2	The Tenant shall not be obliged to re-instate the Works at the end of the Term.

8.	NO WARRANTY BY THE LANDLORD

No representation or warranty is given or is to be implied by the Landlord approving the Works or entering into this licence or by any step taken by or on behalf of the Landlord in connection with it as to whether the Works may be lawfully carried out or the suitability of the Property to accept the Works.

9.	COSTS

9.1	The Tenant shall upon demand pay the reasonable and proper costs and disbursements of the Landlord, its solicitors, surveyors, managing agents and insurers in connection with this licence.

9.2	Following completion of the Works, the Landlord shall promptly following written demand made by the Tenant pay to the Tenant the Landlord’s agreed contribution towards the reasonable and proper costs incurred by the Tenant in respect of those parts of the Works identified on the Costs Summary referred to as copy document number 3 in the Schedule hereto as parts of the Works to which the Landlord has agreed to contribute and with the Landlord’s contribution to be consistent with the apportionment of such costs as between the Landlord and the Tenant as identified in the said Costs Summary, but subject always to the Landlord’s contribution being subject to a maximum of two hundred and twenty thousand pounds (£220,000) (exclusive of VAT).

9.3	The Landlord warrants that it is not a contractor for the purposes of the Construction Industry Scheme.

10.	THE RIGHT OF RE-ENTRY IN THE LEASE

The right of re-entry in the Lease will be exercisable if any covenant or condition of this licence is breached, as well as if any of the events stated in the provision for re-entry in the Lease occurs.

11.	INDEMNITY

The Tenant shall fully indemnify and keep the Landlord indemnified against:

11.1	all actions, proceedings, costs, claims, expenses, demands and losses arising (whether directly or indirectly) from:

(a)	the carrying out of the Works; and

(b)	any breach of the terms of this licence;

11.2	all fees, rates, taxes and levies that arise by reason of the Works, whether imposed on the Landlord or the Tenant.

12.	NOTICES

Section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) shall apply to all notices which may need to be served under the terms of this licence.

13.	LIABILITY

13.1	The obligations of the Tenant in this licence are owed to the Landlord and are made in consideration of the consent granted by clause 2.1.

13.2	At any time when the Landlord or the Tenant is more than one person, then those persons will be jointly and severally liable for the obligations of that party arising by virtue of this licence. Either party may take action against, or release or compromise the liability of any one of those persons, or grant any time, concession or other indulgence, without affecting the liability of any other of those persons.

14.	VAT

14.1	All sums payable hereunder are exclusive of any VAT that may be chargeable.

14.2	Any obligation to pay any sum under this licence shall include an obligation to pay an amount equal to any VAT properly incurred on that sum subject to the party making the payment first receiving from the party to whom the payment is to be made a valid VAT invoice addressed to the party making the payment.

15.	THIRD PARTY RIGHTS

A person who is not a party to this licence shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999.

This licence has been entered into on the date stated at the beginning of this licence.

SCHEDULE

DETAILS OF THE WORKS

Works to refurbish the Ground and First Floors of the Property (including conversion of part of the Ground Floor of the Property from a production area to offices) including:

Floor levelling and replacement of floor coverings;

Replacement luminaries light fitting and relevant ceilings;

Installation of window blinds;

Reconfiguration of power and data distribution;

Redecoration;

such refurbishment works to be in accordance with the following documents copies of which are annexed to this licence:

1.	Drawings produced by Interaction dated 31 August 2010 and numbered B1175-OG-GA-01 Revision A (Ground Floor) and B1175-O1-GA-01 (First Floor); and

2.	Detailed Specification/Cost Analysis produced by Interaction dated 8 September 2010 (Reference: B1175/bud/10123 Revision B); and

3.	Costs Summary showing apportionment of costs between landlord and tenant.

Signed as a deed on behalf of DOLBY WOOTTON BASSETT, LLC a company incorporated in California, United States of America, by

Dagmar Dolby	/s/ Dagmar Dolby
being a person who in accordance with the laws of that territory is acting under the authority of the company:-	Authorised Signatory

Signed as a deed on behalf of DOLBY LABORATORIES LICENSING CORPORATION a company incorporated in New York, United States of America, by

Alan Sankin	/s/ Alan Sankin
being a person who in accordance with the laws of that territory is acting under the authority of the company:-	Authorised Signatory

Signed as a deed by DOLBY EUROPE LICENSING LIMITED acting by a director and its Company Secretary or two Directors

/s/ Charles Lafrades
Director

/s/ Mark S. Anderson
Director/Secretary